Exhibit 99.1

Alphabet Announces Fourth Quarter and Fiscal Year 2018 Results
MOUNTAIN VIEW, Calif. – February 4, 2019 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter and fiscal year ended December 31, 2018.
"In 2018 we delivered strong revenue growth, up 23% year over year to $136.8 billion, and up 22% for the fourth quarter to $39.3 billion," said Ruth Porat, Chief Financial Officer of Alphabet and Google. "With great opportunities ahead, we continue to make focused investments in the talent and infrastructure needed to bring exceptional products and experiences to our users, advertisers and partners around the globe."
Q4 2018 financial highlights
The following summarizes our consolidated financial results for the quarters ended December 31, 2017 and 2018 (in millions, except for per share information, percentages, and number of employees; unaudited):

	Three Months Ended December 31, 2017(1)	Three Months Ended December 31, 2018
Revenues	$32,323	$39,276
Increase in revenues year over year	24%	22%
Increase in constant currency revenues year over year	24%	23%

Operating income	$7,664	$8,203
Operating margin	24%	21%

Other income (expense), net	$354	$1,869

Net income (loss)	($3,020)	$8,948
Diluted EPS	($4.35)	$12.77
Diluted shares (in thousands)	694,604	700,899

Effective tax rate	138%	11%
Number of employees	80,110	98,771

(1)
The Tax Act was enacted on December 22, 2017 and resulted in additional tax expense of $9.9 billion in the fourth quarter of 2017 primarily due to the one-time transition tax on accumulated foreign subsidiary earnings and deferred tax effects.

Q4 2018 supplemental information (in millions, except for EPS and percentages; unaudited)
Segment revenues and operating results

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2018
Google properties revenues	$22,237	$27,022
Google Network Members' properties revenues	4,990	5,613
Google advertising revenues	27,227	32,635
Google other revenues	4,965	6,487
Google segment revenues	$32,192	$39,122
Other Bets revenues	$131	$154

Google operating income	$8,595	$9,700
Other Bets operating loss	($748)	($1,328)

Traffic acquisition costs (TAC) to Google Network Members and distribution partners

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2018
TAC to Google Network Members	$3,674	$3,930
TAC to Google Network Members as % of Google Network Members' properties revenues	74%	70%
TAC to distribution partners	$2,776	$3,506
TAC to distribution partners as % of Google properties revenues	12%	13%
Total TAC	$6,450	$7,436
Total TAC as % of Google advertising revenues	24%	23%
Monetization metrics information

	Change from Q4 2017 to Q4 2018 (YoY)	Change from Q3 2018 to Q4 2018 (QoQ)
Paid clicks on Google properties	66%	22%
Cost-per-click on Google properties	(29)%	(9)%

Impressions on Google Network Members' properties	7%	7%
Cost-per-impression on Google Network Members' properties	5%	7%
2018 effect from securities
The following summarizes the effects on our fourth quarter and fiscal year 2018 results of an accounting standard (ASU 2016-01) adopted on January 1, 2018 that changed the way companies are required to account for equity security investments. Specifically, all gains and losses, unrealized and realized, on equity security investments must be recognized in other income (expense), net (OI&E) on the income statement. Performance fees related to these equity security gains were accrued in operating expenses in the periods presented. Income tax expense on the equity security gains for the year was partially offset by the release of a deferred tax asset valuation allowance.

	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018
Operating expenses effect:
Accrued performance fees	$18	$1,203
OI&E effect:
Gain (loss) on equity securities	($15)	$5,460
Income tax effect:
Income tax expense (benefit)	($7)	894
Release of deferred tax asset valuation allowance	$0	($648)
Net income effect	($26)	$4,011
Diluted EPS effect	($0.04)	$5.70
The $5.5 billion gain on equity securities for 2018 includes $4.0 billion of net unrealized gains on equity investments that we hold and which may not ultimately be realized. Fluctuations in the value of these investments could contribute to the volatility of OI&E in future periods.
In addition, results for the quarter ended December 31, 2018 were affected by a $1.3 billion unrealized gain recognized in OI&E related to a non-marketable debt security.

Webcast and conference call information
A live audio webcast of our fourth quarter 2018 earnings release call will be available at http://abc.xyz/investor. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
Forward-looking statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017 and our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2018. All information provided in this release and in the attachments is as of February 4, 2019. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About non-GAAP financial measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and constant currency revenue growth. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliation from net cash provided by operating activities to free cash flow" and "Reconciliation from GAAP revenues to non-GAAP constant currency revenues" included at the end of this release.
Contact
Investor relations                    Media
investor-relations@abc.xyz                press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts which are reflected in thousands and par value per share amounts)

	December 31, 2017	December 31, 2018
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,715	$16,701
Marketable securities	91,156	92,439
Total cash, cash equivalents, and marketable securities	101,871	109,140
Accounts receivable, net of allowance of $674 and $729	18,336	20,838
Income taxes receivable, net	369	355
Inventory	749	1,107
Other current assets	2,983	4,236
Total current assets	124,308	135,676
Non-marketable investments	7,813	13,859
Deferred income taxes	680	737
Property and equipment, net	42,383	59,719
Intangible assets, net	2,692	2,220
Goodwill	16,747	17,888
Other non-current assets	2,672	2,693
Total assets	$197,295	$232,792
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,137	$4,378
Accrued compensation and benefits	4,581	6,839
Accrued expenses and other current liabilities	10,177	16,958
Accrued revenue share	3,975	4,592
Deferred revenue	1,432	1,784
Income taxes payable, net	881	69
Total current liabilities	24,183	34,620
Long-term debt	3,969	4,012
Deferred revenue, non-current	340	396
Income taxes payable, non-current	12,812	11,327
Deferred income taxes	430	1,264
Other long-term liabilities	3,059	3,545
Total liabilities	44,793	55,164
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock, and Class C capital stock and additional paid-in capital, $0.001 par value per share: 15,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000, Class C 3,000,000); 694,783 (Class A 298,470, Class B 46,972, Class C 349,341) and 695,556 (Class A 299,242, Class B 46,636, Class C 349,678) shares issued and outstanding	40,247	45,049
Accumulated other comprehensive loss	(992)	(2,306)
Retained earnings	113,247	134,885
Total stockholders’ equity	152,502	177,628
Total liabilities and stockholders’ equity	$197,295	$232,792

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
Revenues	$32,323	$39,276	$110,855	$136,819
Costs and expenses:
Cost of revenues	14,267	17,918	45,583	59,549
Research and development	4,306	6,034	16,625	21,419
Sales and marketing	4,310	5,100	12,893	16,333
General and administrative	1,776	2,021	6,872	8,126
European Commission fines	0	0	2,736	5,071
Total costs and expenses	24,659	31,073	84,709	110,498
Income from operations	7,664	8,203	26,146	26,321
Other income (expense), net	354	1,869	1,047	8,592
Income before income taxes	8,018	10,072	27,193	34,913
Provision for income taxes	11,038	1,124	14,531	4,177
Net income (loss)	$(3,020)	$8,948	$12,662	$30,736

Basic earnings per share of Class A and B common stock and Class C capital stock	$(4.35)	$12.87	$18.27	$44.22
Diluted earnings per share of Class A and B common stock and Class C capital stock	$(4.35)	$12.77	$18.00	$43.70

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions; unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
Operating activities
Net income (loss)	$(3,020)	$8,948	$12,662	$30,736
Adjustments:
Depreciation and impairment of property and equipment	1,831	2,373	6,103	8,164
Amortization and impairment of intangible assets	195	207	812	871
Stock-based compensation expense	1,847	2,253	7,679	9,353
Deferred income taxes	16	55	258	778
(Gain) loss on debt and equity securities, net	(30)	(1,237)	37	(6,650)
Other	102	(107)	294	(189)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(3,049)	(2,887)	(3,768)	(2,169)
Income taxes, net	9,076	(360)	8,211	(2,251)
Other assets	(78)	33	(2,164)	(1,207)
Accounts payable	673	774	731	1,067
Accrued expenses and other liabilities	1,770	2,157	4,891	8,614
Accrued revenue share	773	679	955	483
Deferred revenue	162	99	390	371
Net cash provided by operating activities	10,268	12,987	37,091	47,971
Investing activities
Purchases of property and equipment	(4,307)	(7,081)	(13,184)	(25,139)
Proceeds from disposals of property and equipment	18	29	99	98
Purchases of marketable securities	(13,486)	(12,818)	(92,195)	(50,158)
Maturities and sales of marketable securities	11,371	13,581	73,959	48,507
Purchases of non-marketable investments	(874)	(955)	(1,745)	(2,073)
Maturities and sales of non-marketable investments	318	407	533	1,752
Acquisitions, net of cash acquired, and purchases of intangible assets	(14)	(39)	(287)	(1,491)
Proceeds from collection of notes receivable	0	0	1,419	0
Net cash used in investing activities	(6,974)	(6,876)	(31,401)	(28,504)
Financing activities
Net payments related to stock-based award activities	(1,055)	(1,041)	(4,166)	(4,993)
Repurchases of capital stock	(2,101)	(2,650)	(4,846)	(9,075)
Proceeds from issuance of debt, net of costs	1,593	0	4,291	6,766
Repayments of debt	(1,615)	(5)	(4,377)	(6,827)
Proceeds from sale of subsidiary shares	0	950	800	950
Net cash used in financing activities	(3,178)	(2,746)	(8,298)	(13,179)
Effect of exchange rate changes on cash and cash equivalents	18	(107)	405	(302)
Net increase (decrease) in cash and cash equivalents	134	3,258	(2,203)	5,986
Cash and cash equivalents at beginning of period	10,581	13,443	12,918	10,715
Cash and cash equivalents at end of period	$10,715	$16,701	$10,715	$16,701

Reconciliation from net cash provided by operating activities to free cash flow (in millions; unaudited):
We provide free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Three Months Ended December 31, 2018
Net cash provided by operating activities	$12,987
Less: purchases of property and equipment	(7,081)
Free cash flow	$5,906
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.

Reconciliation from GAAP revenues to non-GAAP constant currency revenues (in millions; unaudited):
We provide non-GAAP constant currency revenues and growth because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements and hedging activities, which are not indicative of our core operating results.

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2018
	YoY (using Q4'17's FX rates)	QoQ (using Q3'18's FX rates)
EMEA revenues (GAAP)	$12,350	$12,350
Exclude foreign exchange effect on Q4'18 revenues using Q4'17 rates	367	N/A
Exclude foreign exchange effect on Q4'18 revenues using Q3'18 rates	N/A	175
Exclude hedging effect recognized in Q4'18	(99)	(99)
EMEA constant currency revenues (non-GAAP)	$12,618	$12,426
Prior period EMEA revenues, excluding hedging effect (non-GAAP)	$10,488	$10,909
EMEA revenue growth (GAAP)	20%	13%
EMEA constant currency revenue growth (non-GAAP)	20%	14%

APAC revenues (GAAP)	$6,056	$6,056
Exclude foreign exchange effect on Q4'18 revenues using Q4'17 rates	146	N/A
Exclude foreign exchange effect on Q4'18 revenues using Q3'18 rates	N/A	92
Exclude hedging effect recognized in Q4'18	(25)	(25)
APAC constant currency revenues (non-GAAP)	$6,177	$6,123
Prior period APAC revenues, excluding hedging effect (non-GAAP)	$4,696	$5,401
APAC revenue growth (GAAP)	29%	12%
APAC constant currency revenue growth (non-GAAP)	32%	13%

Other Americas revenues (GAAP)	$2,201	$2,201
Exclude foreign exchange effect on Q4'18 revenues using Q4'17 rates	211	N/A
Exclude foreign exchange effect on Q4'18 revenues using Q3'18 rates	N/A	27
Exclude hedging effect recognized in Q4'18	0	0
Other Americas constant currency revenues (non-GAAP)	$2,412	$2,228
Prior period Other Americas revenues, excluding hedging effect (non-GAAP)	$1,909	$1,827
Other Americas revenue growth (GAAP)	16%	20%
Other Americas constant currency revenue growth (non-GAAP)	26%	22%

United States revenues (GAAP)	$18,669	$18,669
United States revenue growth (GAAP)	21%	20%

Revenues (GAAP)	$39,276	$39,276
Constant currency revenues (non-GAAP)	$39,876	$39,446
Prior period revenues, excluding hedging effect (non-GAAP)	$32,521	$33,660
Revenue growth (GAAP)	22%	16%
Constant currency revenue growth (non-GAAP)	23%	17%
Non-GAAP constant currency revenues and growth: We define non-GAAP constant currency revenues as total revenues excluding the effect of foreign exchange rate movements and hedging activities, and we use it to determine the constant currency revenue growth on year-on-year and quarter-on-quarter bases. Non-GAAP constant currency revenues are calculated by translating current quarter revenues using prior period exchange rates and excluding any hedging effect recognized in the current quarter. Constant currency revenue growth (expressed as a percentage) is calculated by determining the increase in current quarter non-GAAP constant currency revenues over prior period revenues, excluding any hedging effect recognized in the prior period.

Other income (expense), net
The following table presents our other income (expense), net (in millions, unaudited):

	Three Months Ended
	December 31,
	2017	2018
Interest income	$400	$542
Interest expense	(36)	(29)
Foreign currency exchange losses, net	(20)	32
Gain (loss) on debt securities, net	(13)	1,252
Gain (loss) on equity securities, net	43	(15)
Income (loss) and impairment from equity method investments, net	(64)	19
Other	44	68
Other income (expense), net	$354	$1,869

Segment results
The following table presents our revenues, operating income (loss), stock-based compensation (SBC), capital expenditures, and depreciation, amortization, and impairment by segment (in millions, unaudited):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017(1)	2018	2017(1)	2018
Revenues:
Google	$32,192	$39,122	$110,378	$136,224
Other Bets	131	154	477	595
Total revenues	$32,323	$39,276	$110,855	$136,819

Operating income (loss):
Google	$8,595	$9,700	$32,287	$36,517
Other Bets	(748)	(1,328)	(2,734)	(3,358)
Reconciling items(2)	(183)	(169)	(3,407)	(6,838)
Total income from operations	$7,664	$8,203	$26,146	$26,321

Stock-based compensation(3):
Google	$1,712	$2,092	$7,168	$8,755
Other Bets	102	125	363	489
Reconciling items(4)	33	36	148	109
Total stock-based compensation	$1,847	$2,253	$7,679	$9,353

Capital expenditures:
Google	$3,809	$6,849	$12,619	$25,460
Other Bets	105	61	493	181
Reconciling items(5)	393	171	72	(502)
Total capital expenditures	$4,307	$7,081	$13,184	$25,139

Depreciation, amortization, and impairment:
Google	$1,935	$2,499	$6,608	$8,708
Other Bets	91	81	307	327
Total depreciation, amortization, and impairment	$2,026	$2,580	$6,915	$9,035

(1)
Segment information for 2017 has been recast to reflect the move of Nest from Other Bets to the Google segment in Q1 2018 and to conform to the current period segment presentation. Consolidated financial information is not affected.

(2)
Reconciling items are primarily comprised of the European Commission fines for the twelve months ended December 31, 2017 and 2018, respectively, performance fees for the twelve months ended December 31, 2018, and corporate administrative costs and other miscellaneous items that are not allocated to individual segments for all periods presented.

(3)	For purposes of segment reporting, SBC represents awards that we expect to settle in Alphabet stock.

(4)	Reconciling items are primarily related to corporate administrative costs that are not allocated to individual segments.

(5)
Reconciling items are related to timing differences of payments, as segment capital expenditures are on an accrual basis while total capital expenditures shown on the Consolidated Statements of Cash Flows are on a cash basis, and other miscellaneous differences.